EXHIBIT 3.3(i)

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                          GOLDENEYE CAPITAL GROUP, INC.

         The undersigned, President and Secretary of Goldeneye Capital Group, Inc., a Nevada corporation (the "Corporation"), hereby certify:

         That the Board of Directors of the Corporation by unanimous written consent dated the 14th day of February, 2001, adopted a resolution to amend the original articles of incorporation as follows:

         First: Article FOURTH of the Certificate of Incorporation is hereby amended to read as follows:

         "FOURTH: The Corporation shall be authorized to issue the following shares:

         CLASS                 Number of Shares               Par Value
         -----                 ----------------               ---------

         Common                   50,000,000                    $.001
         Preferred                 5,000,000                     $.01

         The Preferred Stock may be issued in one or more series at the discretion of the Board of Directors. In establishing a series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restriction thereof."

         Second: The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,926,700. The said amendment has been consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

         Third:  This Amendment shall be effective upon filing.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President, Joseph Pioppi and its Secretary, Dominick Pope is 14th day of February, 2001.


                                        /s/ Joseph Pioppi
                                        -----------------
                                        Joseph Pioppi, President

                                        /s/ Dominick Pope
                                        -----------------
                                        Dominick Pope, Secretary